Exhibit 99

Sypris Reports First Quarter Results

2021 OUTLOOK RAISED; ORDERS UP 70% AT SYPRIS ELECTRONICS

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 18, 2021--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its first quarter ended April 4, 2021.

HIGHLIGHTS

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  Customer orders were robust during the period, while revenue was less than the prior year quarter due to late material receipts and customer releases that have since been resolved and are expected to support future growth.
  Gross margin decreased from the prior-year period as a result of lower revenue, sales mix and the costs incurred to ramp up production in order to meet the significant increase in demand for future deliveries experienced at Sypris Technologies, since substantially resolved.
  Orders for Sypris Electronics increased 70% during the first quarter compared to the same period in 2020, driving backlog up 36.3% over the prior-year period and up 56.3% for the sequential quarter. Similarly, backlog for the energy products of Sypris Technologies increased 37.9% over the prior-year period and 74.9% sequentially, while the order board from commercial vehicle customers continued to increase significantly.
  The Company increased its full-year outlook for 2021, with revenue now expected to increase 25-30% year-over-year, up from prior guidance of 20%. The Company also reaffirmed its margin and cash flow expectations for the year, forecasting a 200-300 basis point expansion of margins and strong double-digit percentage growth in cash flow from operations.
  Sypris Electronics announced a contract award to manufacture and test a variety of electronic power supply modules for a mission-critical, long-range, precision-guided, anti-ship missile system, with production to begin during 2021.
  Sypris Technologies announced a long-term contract extension with a leading commercial vehicle manufacturer. The new contract continues the existing product lines and includes the award of two additional axle shaft model lines to begin production in 2021 and the adoption of certain Sypris Ultra® series lightweight axle shaft design features.
  Sypris Technologies also announced awards from two high-pressure energy projects. The contracts, which provide for the use of closures in the Anchor Field development project in the Gulf of Mexico and the planned upgrade of a natural gas pipeline system in North America, call for shipments to begin prior to year-end 2021.
  Subsequent to quarter-end, Sypris Electronics announced a contract award to manufacture and test a variety of electronic assemblies for a Government spacecraft program with production to begin during 2021.

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“We are clearly now at the inflection point for Sypris. The significant growth in orders and the underlying strength of our markets is expected to have a material impact on the financial results of the Company beginning in the second quarter of 2021. Backlog is up 56% sequentially for Sypris Electronics, while the OEM backlog of Class 8 commercial vehicles is up 160% since August,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“Customer orders for Sypris Electronics increased 70% over the prior-year period, with deliveries now scheduled well into 2023. Shipments were impacted during the first quarter by late material receipts and a delay in customer releases; however, both issues have since been resolved. We expect the first quarter shortfall to be recovered during the balance of the year, combining with recent contract wins to provide meaningful sequential growth in the top line going forward.

“Demand from customers serving the automotive, commercial vehicle, sport utility and off-highway markets has continued to accelerate. Freight demand is currently overwhelming industry capacity with orders for the past six months up 153% year-over-year. The recent announcement of the long-term contract extension with one of our key customers combined with the improved outlook for these markets gives us a clear path to support our growth objectives going forward.

“As we discussed on our previous call, activity levels in the oil and gas industry are expected to remain challenging during the first half of 2021. However, steadily improving commodity prices, gradually reopening economies and increasing pipeline activity have resulted in increased orders recently, and we continue to anticipate year-over-year growth of our energy related products.”

Concluding, Mr. Gill said, “Our customer base and the markets we serve are considerably more diversified than at any point in our recent history. As an essential business, we have a responsibility to ensure that our defense, communications, energy, and transportation sectors remain vibrant. We will continue to monitor developments, act promptly to mitigate risks and take the necessary steps required to ensure deliveries continue to be made to our customers in a timely manner.”

First Quarter Results

The Company reported revenue of $20.0 million for the first quarter of 2021, compared to $22.4 million for the prior-year period. Additionally, the Company reported a net loss of $1.6 million for the first quarter of 2021, or $0.08 per share, compared to a net loss of $0.3 million, or $0.01 per share, for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $13.2 million in the first quarter of 2021 compared to $13.7 million for the prior-year period, primarily reflecting reduced demand in the oil and gas market partially offset by a rebound in the commercial vehicle market. Gross profit for the first quarter of 2021 was $1.2 million, or 8.9% of revenue, compared to $2.5 million, or 18.2% of revenue, for the same period in 2020. Gross profit for the first quarter of 2021 was impacted by additional costs associated with ramping up production to meet the substantial increase in demand driven by the commercial vehicle market.

Sypris Electronics

Revenue for Sypris Electronics was $6.8 million in the first quarter of 2021 compared to $8.7 million for the prior-year period. Shipments during the first quarter of 2021 were impacted by a customer design change and the timing of material receipts to resolve the design change, as well as lower sales to a commercial communications customer during the period. Gross profit for the first quarter of 2021 was $0.6 million, or 9.5% of revenue, compared to $1.2 million, or 14.1% of revenue, for the same period in 2020.

Outlook

Commenting on the future, Mr. Gill added, “Demand has strengthened significantly from customers serving the automotive, commercial vehicle and sport utility markets, with Class 8 forecasts showing year-over-year production increases of over 43% for 2021. Similarly, demand from customers in the defense and communications sector remains robust. While the energy market continues to be volatile, we continue to secure new orders on important projects around the world.

“The first quarter marks the turning point for the Company. We expect the significant growth in orders and strength of our markets to have a substantial impact on our financial results beginning in the second quarter, with a strong increase in revenue and income for the period and continuing going forward.

“The continuing momentum of new contract awards, when combined with increasingly positive market conditions, provide important support to increase our revenue guidance for 2021. Our current outlook includes a 25-30% growth in the Company’s top line in 2021, a 200 to 300 basis points expansion in the Company’s gross margin and strong double-digit percentage growth in cash flow generated from operations.

“We remain focused on meeting the important needs of our customers who serve defense, communications, energy, transportation, and other critical infrastructure industries. With a strong backlog and recovering markets, we are confident that the remainder of 2021 has the potential to be very positive for Sypris.”

About Sypris Solutions

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company produces a wide range of manufactured products, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, our liquidity, our ability to mitigate or manage disruptions posed by the current coronavirus disease (“COVID-19”), and the impact of COVID-19 and economic conditions on our future operations, among other matters. In March 2020, the President of the United States declared the COVID-19 outbreak a national emergency. COVID-19 continues to spread throughout the United States and other countries across the world, and the duration and severity of its effects are currently unknown. The COVID-19 pandemic has resulted, and is likely to continue to result, in significant economic disruption and has and will likely adversely affect our business. The Company has continued to operate at each location and sought to remain compliant with government regulations imposed due to the COVID-19 pandemic.

Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the impact of COVID-19 and economic conditions on our future operations; possible public policy response to the pandemic, including legislation or restrictions that may impact our operations or supply chain; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our failure to successfully win new business; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; dependence on, retention or recruitment of key employees and distribution of our human capital; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; our failure to achieve targeted gains and cash proceeds from the anticipated sale of certain equipment and other assets; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our ability to comply with the requirements of the SBA and seek forgiveness of all or a portion of our Paycheck Protection Program loan; our inability to develop new or improved products or new markets for our products; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; our ability to maintain compliance with the NASDAQ listing standards minimum closing bid price; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; other potential weaknesses in internal controls over financial reporting and enterprise risk management; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured disasters, public health crises, losses or business risks; unanticipated or uninsured product liability claims; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; inaccurate data about markets, customers or business conditions; risk related to owning our common stock including increased volatility; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	April 4,	April 5,
	2021	2020
	(Unaudited)
Revenue	$19,982	$22,425
Net loss	$(1,630)	$(305)
Loss per common share:
Basic	$(0.08)	$(0.01)
Diluted	(0.08)	(0.01)
Weighted average shares outstanding:
Basic	21,394	20,988
Diluted	21,394	20,988

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended
	April 4,	April 5,
	2021	2020
	(Unaudited)
Net revenue:
Sypris Technologies	$13,190	$13,717
Sypris Electronics	6,792	8,708
Total net revenue	19,982	22,425
Cost of sales:
Sypris Technologies	12,019	11,224
Sypris Electronics	6,147	7,476
Total cost of sales	18,166	18,700
Gross profit (loss):
Sypris Technologies	1,171	2,493
Sypris Electronics	645	1,232
Total gross profit	1,816	3,725
Selling, general and administrative	2,882	3,448
Operating income (loss)	(1,066)	277
Interest expense, net	222	227
Other expense, net	221	283
Loss before taxes	(1,509)	(233)
Income tax expense, net	121	72
Net loss	$(1,630)	$(305)
Loss per common share:
Basic	$(0.08)	$(0.01)
Diluted	$(0.08)	$(0.01)
Dividends declared per common share	$-	$-
Weighted average shares outstanding:
Basic	21,394	20,988
Diluted	21,394	20,988

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	April 4,	December 31,
	2021	2020
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$9,369	$11,606
Accounts receivable, net	7,962	7,234
Inventory, net	18,675	16,236
Other current assets	4,580	4,360
Total current assets	40,586	39,436
Property, plant and equipment, net	10,430	10,161
Operating lease right-of-use assets	5,887	6,103
Other assets	4,691	5,008
Total assets	$61,594	$60,708
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,056	$6,734
Accrued liabilities	11,681	13,409
Operating lease liabilities, current portion	988	965
Finance lease obligations, current portion	403	393
Equipment financing obligations, current portion	104	-
Note payable - PPP Loan, current portion	1,779	1,186
Note payable - related party, current portion	2,500	-
Total current liabilities	27,511	22,687

Operating lease liabilities, net of current portion	5,683	5,941
Finance lease obligations, net of current portion	1,822	1,927
Equipment financing obligations, net of current portion	197	-
Note payable - PPP Loan, net of current portion	1,779	2,372
Note payable - related party, net of current portion	3,979	6,477
Other liabilities	8,125	6,529
Total liabilities	49,096	45,933
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,436,982 shares issued and 21,436,963 outstanding in 2021 and 21,302,194 shares issued and 21,300,958 outstanding in 2020	214	213
Additional paid-in capital	154,783	155,025
Accumulated deficit	(117,395)	(115,765)
Accumulated other comprehensive loss	(25,104)	(24,698)
Treasury stock, 19 and 1,236 in 2021 and 2020, respectively	-	-
Total stockholders’ equity	12,498	14,775
Total liabilities and stockholders’ equity	$61,594	$60,708

Note: The balance sheet at December 31, 2020, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Three Months Ended
	April 4,	April 5,
	2021	2020
	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,630)	$(305)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	621	620
Deferred income taxes	116	-
Non-cash compensation expense	61	94
Deferred loan costs recognized	2	4
Net loss (gain) on the sale of assets	20	(154)
Provision for excess and obsolete inventory	2	40
Non-cash lease expense	217	288
Other noncash items	36	190
Contributions to pension plans	(120)	(34)
Changes in operating assets and liabilities:
Accounts receivable	(733)	(1,478)
Inventory	(2,431)	846
Prepaid expenses and other assets	(108)	(99)
Accounts payable	3,346	1,474
Accrued and other liabilities	(309)	(772)
Net cash (used in) provided by operating activities	(910)	714
Cash flows from investing activities:
Capital expenditures	(790)	(453)
Proceeds from sale of assets	-	288
Net cash used in investing activities	(790)	(165)
Cash flows from financing activities:
Principal payments on finance lease obligations	(94)	(143)
Principal payments on equipment financing obligations	(22)	-
Indirect repurchase of shares for minimum statutory tax withholdings	(301)	(7)
Net cash used in financing activities	(417)	(150)
Effect of exchange rate changes on cash balances	(120)	(288)
Net (decrease) increase in cash and cash equivalents	(2,237)	111
Cash and cash equivalents at beginning of period	11,606	5,095
Cash and cash equivalents at end of period	$9,369	$5,206

Contacts

Anthony C. Allen
Chief Financial Officer
(502) 329-2000